EXHIBIT 99.1

Broadwind Energy Announces Third-Quarter 2016 Results

Improved Operating Efficiencies and Successful Cost Management Evident

Highlights:

  Revenue of $43 million in Q3 2016, down from $50 million in Q3 2015 as expected – lower steel prices and continued weak demand from Gearing customers
  Gross profit margin rises to 12.5% in Q3 2016, more than double Q3 2015
  Income from continuing operations of $1.2 million (or $.08 per share) in Q3 2016, compared to loss from continuing operations of $2.4 million (or $.16 per share) in Q3 2015
  Cost reductions tracking ahead of plan — $6.5 million reduction in manufacturing overhead and operating expenses through Q3 2016

CICERO, Ill., Oct. 28, 2016 (GLOBE NEWSWIRE) -- Broadwind Energy, Inc. (NASDAQ:BWEN) reported sales of $42.6 million in Q3 2016, down 14% compared to $49.8 million in Q3 2015 as a result of lower Towers and Weldments segment revenue, due to lower steel and other material costs which are generally passed through to the customer, and reduced Gearing segment revenue due to lower demand from oil & gas and mining customers.

The Company reported income from continuing operations of $1.2 million, or $.08 per share, in Q3 2016, compared to net loss from continuing operations of $2.4 million, or $.16 per share, in Q3 2015. The $.24 per share improvement was due to significant operational improvements in the Towers and Weldments segment and successful cost management actions across the Company.

The Company reported a net loss from discontinued operations of $.4 million, or $.03 per share, in Q3 2016, compared to a net loss from discontinued operations of $5.2 million, or $.36 per share, in Q3 2015.

The Company reported non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, share-based payments and restructuring costs) of $3.3 million in Q3 2016, compared to $1.4 million in Q3 2015 (please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release). The $1.9 million increase was mainly attributable to the factors described above.

Broadwind CEO Stephanie Kushner stated, “Broadwind had a strong third quarter. The investments we’ve made to systematize our production processes have significantly improved the operations and raised productivity and margins in our tower plants. Our Gearing business was cash neutral in a weak revenue environment. Our Company-wide cost management efforts are ahead of plan. Employees at all levels are contributing their ideas to our cost reduction program. It’s exciting to see the creativity of our workforce.”

Ms. Kushner continued, “The expansion of our Abilene tower facility is progressing on target. When this project is completed in mid-2017, our capacity at this plant will increase by 30%. We are focused on securing remaining orders for 2017, continued cost management efforts and making additional gains in operational efficiencies. For the fourth - quarter, our production mix is less favorable, and we expect to earn approximately $500,000 on revenue of $44-46 million.”

For the nine months ended September 30, 2016, revenue totaled $132.7 million, compared to $161.6 million for the nine months ended September 30, 2015. The 18% reduction was due primarily to lower Towers and Weldments revenue attributable to lower steel and other material costs and 2% lower volumes and lower Gearing revenue related to reduced demand from oil & gas and mining customers.

Net income from continuing operations for the nine months ended September 30, 2016 was $.9 million, or $.06 per share, compared with net loss from continuing operations of $1.5 million, or $.10 per share, for the nine months ended September 30, 2015. The increase was due to significantly improved operating efficiencies in the Towers and Weldments segment and successful cost containment efforts Company-wide which more than offset the reduction in revenue. Net loss from discontinued operations for the nine months ended September 30, 2016 totaled $.9 million, or $.06 per share, compared to net loss from discontinued operations of $9.5 million, or $.65 per share, for the nine months ended September 30, 2015. The Company reported non-GAAP adjusted EBITDA of $7.1 million for the nine months ended September 30, 2016 (please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release).

Orders and Backlog

The Company booked $27.5 million of net new orders in Q3 2016, more than double Q3 2015 orders which totaled $12.2 million. Towers and Weldments orders, which vary considerably from quarter to quarter, totaled $25.3 million in Q3 2016, up substantially from $3.2 million in Q3 2015. Gearing orders totaled $2.2 million in Q3 2016, compared to $9.0 million in Q3 2015, (which included a multi-year buy from a wind gearing customer). At September 30, 2016, total backlog was $204.2 million, up significantly from backlog of $130.7 million at September 30, 2015.

Segment Results

Towers and Weldments
Broadwind Energy produces fabrications for wind, oil and gas, mining and other industrial applications, specializing in the production of wind turbine towers.

Towers and Weldments segment sales totaled $38.0 million in Q3 2016, compared to $42.9 million in Q3 2015, due mainly to $5.5 million in lower steel and other material costs, which are generally passed through to customers.

Towers and Weldments segment operating income in Q3 2016 totaled $4.1 million, compared to $2.2 million in Q3 2015. The $1.9 million increase was due to significantly improved operating efficiencies, including higher labor productivity and better cost management which more than offset the reduction in revenue described above. Towers and Weldments segment net income in Q3 2016 totaled $2.8 million, compared to $1.4 million in Q3 2015. Non-GAAP adjusted EBITDA totaled $5.1 million in Q3 2016, compared to non-GAAP adjusted EBITDA of $3.5 million in Q3 2015, as a result of the factors described above (please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release).

Gearing
Broadwind Energy engineers, builds and remanufactures precision gears and gearboxes for oil and gas, mining, steel and wind applications.

Gearing segment sales totaled $4.6 million in Q3 2016, compared to $7.2 million in Q3 2015. The 36% reduction in sales was due to weaker demand from oil & gas and mining customers.

Despite the lower revenue, Gearing segment operating loss narrowed to $.7 million in Q3 2016, compared to an operating loss of $2.6 million in Q3 2015. The improvement was due to the absence of a $.9 million environmental remediation expense incurred in Q3 2015, successful cost management which led to an overall reduction in manufacturing overhead and operating expenses, and a $.6 million reduction in depreciation expense. Net loss for the Gearing segment declined to $.7 million in Q3 2016 compared to $2.6 million in Q3 2015. The Gearing segment reported breakeven non-GAAP adjusted EBITDA for Q3 2016, compared to a non-GAAP adjusted EBITDA loss of $.5 million in Q3 2015 (please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release). The change was primarily due to strong cost management efforts as described above.

Corporate

Corporate and other expenses totaled $2.0 million in Q3 2016, compared to $1.7 million in Q3 2015. The increase was due mainly to higher incentive compensation in the current year period, partially offset by lower professional fees and other successful cost reductions.

Cash and Liquidity

During Q3 2016, operating working capital (accounts receivable and inventory, net of accounts payable and customer deposits) decreased $12.2 million due to the timing of customer receipts. Operating working capital is expected to normalize before 2016 year-end, and increase by $9-10 million in the fourth quarter.

Capital expenditures, net of disposals, in Q3 2016 totaled $2.2 million, bringing year-to-date expenditures to $3.5 million. Expenditures included investments to upgrade the coatings systems in the tower plants, and initial outlays associated with the expansion of the Abilene tower plant.

Cash assets (cash and short-term investments) increased sharply to $24.3 million at September 30, 2016, compared to $11.1 million at June 30, 2016, due to the temporary reduction in operating working capital described above. Debt and capital leases totaled $3.2 million, including the $2.6 million New Markets Tax Credit loan which is expected to be substantially forgiven when it matures in 2018.

The Company’s credit line with AloStar Bank of Commerce was undrawn at September 30, 2016.

Subsequent to quarter-end, the Company retired the credit line with AloStar and entered into a new three-year $20 million asset-based credit line with The PrivateBank. Under the terms of the new credit line, the Company may elect, with the lender’s consent, to increase the size of the commitment by up to $5 million if it achieves minimum EBITDA of $7 million for fiscal year 2016. The new credit line provides enhanced borrowing availability and more favorable terms overall, including a lower borrowing cost.

About Broadwind Energy, Inc.
Broadwind Energy (NASDAQ:BWEN) applies decades of deep industrial expertise to innovate integrated solutions for customers in the energy and infrastructure markets. From gears and gearing systems for wind, oil and gas and mining applications, to wind towers and industrial weldments, we have solutions for the energy needs of the future. With facilities throughout the central U.S., Broadwind Energy's talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com.

Forward-Looking Statements

This release contains “forward‑looking statements”—that is, statements related to future, not past, events—as defined in Section 21E of the Securities Exchange Act of 1934, as amended, that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management. Forward‑looking statements include any statement that does not directly relate to a current or historical fact. We have tried to identify forward‑looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward‑looking statements. Our forward‑looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following: (i) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards; (ii) our customer relationships and efforts to diversify our customer base and sector focus and leverage customer relationships across business units; (iii) our ability to continue to grow our business organically; (iv) the sufficiency of our liquidity and our plans to evaluate alternate sources of funding if necessary; (v) our restructuring efforts, including estimated costs and saving opportunities; (vi) our ability to realize revenue from customer orders and backlog; (vii) our ability to operate our business efficiently, manage capital expenditures and costs effectively, and generate cash flow; (viii) the economy and the potential impact it may have on our business, including our customers; (ix) the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets; (x) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; and (xi) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. We are under no duty to update any of these forward-looking statements after the date of this release to conform such statements to actual results. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions that could cause our current beliefs, expectations, plans and/or assumptions to change.

BROADWIND ENERGY, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (IN THOUSANDS)

	September 30,	December 31,
	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,091	$6,436
Short-term investments	16,213	6,179
Restricted cash	39	83
Accounts receivable, net of allowance for doubtful accounts of $161
and $84 as of September 30, 2016 and December 31, 2015, respectively	14,926	9,784
Inventories, net	26,231	24,219
Prepaid expenses and other current assets	2,503	1,530
Current assets held for sale	866	4,403
Total current assets	68,869	52,634
LONG-TERM ASSETS:
Property and equipment, net	51,761	51,906
Intangible assets, net	4,683	5,016
Other assets	323	351
TOTAL ASSETS	$125,636	$109,907

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$-	$2,799
Current portions of capital lease obligations	156	447
Accounts payable	21,062	13,822
Accrued liabilities	8,916	8,134
Customer deposits	21,493	9,940
Current liabilities held for sale	538	1,613
Total current liabilities	52,165	36,755
LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	2,600	2,600
Long-term capital lease obligations, net of current portions	416	-
Other	2,331	3,060
Total long-term liabilities	5,347	5,660
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued
or outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 15,172,245 and 15,012,789 shares issued as of September 30, 2016 and
December 31, 2015, respectively	15	15
Treasury stock, at cost, 273,937 shares as of September 30, 2016 and December 31, 2015,
respectively	(1,842)	(1,842)
Additional paid-in capital	378,715	378,104
Accumulated deficit	(308,764)	(308,785)
Total stockholders' equity	68,124	67,492
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$125,636	$109,907

BROADWIND ENERGY, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Revenues	$42,552	$49,791	$132,689	$161,583
Cost of sales	37,221	46,960	119,254	147,507
Gross profit	5,331	2,831	13,435	14,076

OPERATING EXPENSES:
Selling, general and administrative	3,860	3,981	11,785	13,752
Intangible amortization	111	111	333	333
Restructuring	-	874	-	874
Total operating expenses	3,971	4,966	12,118	14,959
Operating income (loss)	1,360	(2,135)	1,317	(883)

OTHER (EXPENSE) INCOME, net:
Interest expense, net	(125)	(210)	(431)	(611)
Other, net	10	(64)	27	(36)
Total other (expense), net	(115)	(274)	(404)	(647)

Net income (loss) before benefit for income taxes	1,245	(2,409)	913	(1,530)
Benefit for income taxes	-	(26)	(16)	(11)
INCOME (LOSS) FROM CONTINUING OPERATIONS	1,245	(2,383)	929	(1,519)
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	(373)	(5,230)	(908)	(9,494)
NET INCOME (LOSS)	$872	$(7,613)	$21	$(11,013)

NET INCOME (LOSS) PER COMMON SHARE - BASIC:
Income (loss) from continuing operations	$0.08	$(0.16)	$0.06	$(0.10)
Loss from discontinued operations	(0.03)	(0.36)	(0.06)	(0.65)
Net income (loss)	$0.06	$(0.52)	$0.00	$(0.75)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	14,876	14,708	14,824	14,656

NET INCOME (LOSS) PER COMMON SHARE - DILUTED:
Income (loss) from continuing operations	$0.08	$(0.16)	$0.06	$(0.10)
Loss from discontinued operations	(0.02)	(0.36)	(0.06)	(0.65)
Net income (loss)	$0.06	$(0.52)	$0.00	$(0.75)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	15,121	14,708	15,038	14,656

BROADWIND ENERGY, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS) (UNAUDITED)

	Nine Months Ended September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$21	$(11,013)
Loss from discontinued operations	(908)	(9,494)
Income (loss) income from continuing operations	929	(1,519)

Adjustments to reconcile net cash used in operating activities:
Depreciation and amortization expense	5,138	6,860
Impairment charges	-	38
Stock-based compensation	592	900
Allowance for doubtful accounts	45	55
Gain on disposal of assets	(147)	(110)
Changes in operating assets and liabilities:
Accounts receivable	(5,187)	(129)
Inventories	(2,013)	(2,943)
Prepaid expenses and other current assets	(982)	10
Accounts payable	7,118	(655)
Accrued liabilities	777	(995)
Customer deposits	11,541	(15,772)
Other non-current assets and liabilities	(744)	(468)
Net cash provided by (used in) operating activities of continuing operations	17,067	(14,728)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available for sale securities	(19,207)	(1,884)
Sales of available for sale securities	167	5,083
Maturities of available for sale securities	9,005	4,825
Purchases of property and equipment	(4,007)	(2,282)
Proceeds from disposals of property and equipment	479	1,156
Decrease in restricted cash	44	-
Net cash (used in) provided by investing activities of continuing operations	(13,519)	6,898

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of stock	19	-
Payments on lines of credit and notes payable	-	(118,212)
Proceeds from lines of credit and notes payable	-	118,212
Proceeds from long-term debt	-	5,000
Payments on long-term debt	(2,799)	(119)
Principal payments on capital leases	(500)	(598)
Net cash (used in) provided by financing activities of continuing operations	(3,280)	4,283

DISCONTINUED OPERATIONS:
Operating cash flows	786	(3,484)
Investing cash flows	615	(368)
Financing cash flows	(12)	(7)
Net cash provided by (used in) discontinued operations	1,389	(3,859)

Add: Cash balance of discontinued operations, beginning of period	-	93
Less: Cash balance of discontinued operations, end of period	2	1

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,655	(7,314)
CASH AND CASH EQUIVALENTS, beginning of the period	6,436	12,057
CASH AND CASH EQUIVALENTS, end of the period	$8,091	$4,743

Supplemental cash flow information:
Interest paid	$371	$647
Income taxes paid	$22	$35
Non-cash investing and financing activities:
Issuance of restricted stock grants	$592	$900

BROADWIND ENERGY, INC. AND SUBSIDIARIES SELECTED SEGMENT FINANCIAL INFORMATION (IN THOUSANDS) (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
ORDERS:
Towers and Weldments	$25,329	$3,167	$231,401	$66,330
Gearing	2,162	8,997	11,307	22,493
Total orders	$27,491	$12,164	$242,708	$88,823

REVENUES:
Towers and Weldments	$37,390	$42,943	$117,948	$139,003
Gearing	4,582	7,184	14,759	23,758
Corporate and Other	580	(336)	(18)	(1,178)
Total revenues	$42,552	$49,791	$132,689	$161,583

OPERATING PROFIT/(LOSS):
Towers and Weldments	$4,050	$2,235	$10,016	$10,525
Gearing	(692)	(2,646)	(3,083)	(5,380)
Corporate and Other	(1,998)	(1,724)	(5,616)	(6,028)
Total operating profit/(loss)	$1,360	$(2,135)	$1,317	$(883)

 Non-GAAP Financial Measure
The Company provides non-GAAP adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, and stock compensation) as supplemental information regarding the Company’s business performance. The Company’s management uses adjusted EBITDA when it internally evaluates the performance of the Company’s business, reviews financial trends and makes operating and strategic decisions. The Company believes that this non-GAAP financial measure is useful to investors because it provides investors with a better understanding of the Company’s past financial performance and future results allows investors to evaluate the Company’s performance using the same methodology and information as used by the Company’s management. The Company's definition of adjusted EBITDA may be different from similar non-GAAP financial measures used by other companies and/or analysts.

BROADWIND ENERGY, INC. AND SUBSIDIARIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (IN THOUSANDS) (UNAUDITED)

Consolidated	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net Income/(Loss) from continuing operations	$1,245	$(2,383)	$929	$(1,519)
Interest Expense	125	210	431	611
Income Tax Provision/(Benefit)	-	(26)	(16)	(11)
Depreciation and Amortization	1,695	2,400	5,138	6,860
Share-based Compensation and Other Stock Payments	195	310	628	897
Restructuring Expense	-	874	-	874
Adjusted EBITDA (Non-GAAP)	$3,260	$1,385	$7,110	$7,712

Towers and Weldments Segment	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net Income	$2,797	$1,366	$6,738	$6,877
Interest Expense	5	-	21	4
Income Tax Provision/(Benefit)	1,259	880	3,285	3,759
Depreciation and Amortization	1,007	1,132	3,066	2,961
Share-based Compensation and Other Stock Payments	79	72	154	106
Adjusted EBITDA (Non-GAAP)	$5,147	$3,450	$13,264	$13,707

Gearing Segment	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net Loss	$(697)	$(2,643)	$(3,099)	$(5,380)
Interest Expense	1	8	8	29
Income Tax Provision/(Benefit)	5	(9)	7	(5)
Depreciation and Amortization	638	1,216	1,918	3,757
Share-based Compensation and Other Stock Payments	17	44	89	183
Restructuring Expense	-	874	-	874
Adjusted EBITDA (Non-GAAP)	$(36)	$(510)	$(1,077)	$(542)

Corporate and Other	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net Income/(Loss)	$(855)	$(1,106)	$(2,710)	$(3,016)
Interest Expense	119	201	402	578
Income Tax Provision/(Benefit)	(1,264)	(897)	(3,308)	(3,765)
Depreciation and Amortization	50	52	154	142
Share-based Compensation and Other Stock Payments	99	194	385	608
Adjusted EBITDA (Non-GAAP)	$(1,851)	$(1,555)	$(5,077)	$(5,453)

BWEN INVESTOR CONTACT: Joni Konstantelos, 708.780.4819 joni.konstantelos@bwen.com